Exhibit 10.3

AMENDED AND RESTATED

INVESTORS AGREEMENT

by and among

Freescale Holdings L.P.

Freescale Semiconductor Holdings I, Ltd.

Freescale Semiconductor Holdings II, Ltd.

Freescale Semiconductor Holdings III, Ltd.

Freescale Semiconductor Holdings IV, Ltd.

Freescale Semiconductor Holdings V, Inc.

Freescale Semiconductor, Inc.

and

Certain Freescale Holdings L.P. Investors

and

Certain Stockholders of Freescale Semiconductor Holdings I, Ltd.

Dated as of June 1, 2011

i

9.	CORPORATE OPPORTUNITIES		27

	9.1	Corporate Opportunities	27

10.	MISCELLANEOUS		27

	10.1	Authority; Effect	27
	10.2	Notices	28
	10.3	Binding Effect, Etc.	31
	10.4	Descriptive Heading	31
	10.5	Counterparts	31
	10.6	Severability	31
	10.7	No Recourse	31
	10.8	Aggregation of Securities	32
	10.9	Confidentiality	32

11.	GOVERNING LAW		33

	11.1	Governing Law	33
	11.2	Consent to Jurisdiction	33
	11.3	WAIVER OF JURY TRIAL	33
	11.4	Exercise of Rights and Remedies	34

Index of Defined Terms

Adverse Claim	17
Affidavit and Indemnity	13
Agreement	1
Amendment	15
Applicable Affiliates	18
Bermuda II	1
Bermuda III	1
Bermuda IV	1
Blackstone Investors	18
Board	18
Business	18
business day	19
Carlyle Investors	19
Change of Control	19
Class A Interests	19
Class B Interests	19
Closing Date	19
Commission	19
Common Stock	19
Confidential Information	32
Effective Time	19
Equivalent Shares	19
Escrow Agent	13
Exchange	11
Exchange Act	19
Exchange Date	20
Exchange Request	20
Family Member	20
Freescale	1
General Partner	20
Governmental Authority	20
GP Shareholders’ Agreement	20
Holdings	1
Holdings Shareholders’ Agreement	20
Information	20
Initial Public Offering	20
Interest Holder	21
Interests	20
Investor Interests	21
Investors	21
Lapse Date	21
Law	21
Limited Partners	21

Majority Blackstone Investors	21
Majority Carlyle Investors	21
Majority in Interest	21
Majority Permira Investors	21
Majority TPG Investors	21
Management Equity Award Agreement	21
Management Interests	21
Management Representative	21
Management Securities	22
Management Tag Notice	7
Management Tag Offer	7
Management Tag Sellers	7
Managers	22
Options	22
Other Investors	22
Participating Manager	7
Participating Seller	5
Partner	22
Partnership	1
Partnership Agreement	22
Pending Underwritten Offering	22
Per Security Percentage Interest	23
Permira Investors	22
Permitted Transferee	23
Person	23
Principal Investor	23
Principal Investor Group	23
Prior Agreement	1
Pro Rata Portion	24
Profits Interests	24
Prospective Buyer	24
Prospective Selling Security Holder	24
Public Offering	24
Purchased Securities	24
Qualified Institutional Investors	25
Registration Rights Agreement	25
Representatives	25
Rule 144	25
Sale	25
Securities	25
Securities Act	25
Sell	25
Shares	25
Sold	25
Specified Amendment	25
Stockholders	25

Tag Along Holder	4
Tag Along Notice	4
Tag Along Offer	5
Tag Along Sale Percentage	26
Tag Along Sellers	5
Tag Eligible Securities	26
TPG Investors	26
Transfer	26
U.S. Holdco	1
Vested Interests	27
Vested Securities	27
Warrant	27
Withdrawing Holders	16
Withdrawn Securities	16

v

AMENDED AND RESTATED INVESTORS AGREEMENT

This Amended and Restated Investors Agreement (the “Agreement”) is dated as of June 1, 2011, by and among the undersigned. This Agreement shall become effective upon the Effective Time.

WHEREAS, Freescale Holdings L.P., a Cayman Islands exempted limited partnership (together with its successors and permitted assigns, the “Partnership”), Freescale Semiconductor Holdings I, Ltd., a Bermuda exempted limited liability company (“Holdings”), Freescale Semiconductor Holdings II, Ltd., a Bermuda exempted limited liability company (“Bermuda II”), Freescale Semiconductor Holdings III, Ltd., a Bermuda exempted limited liability company (“Bermuda III”), Freescale Semiconductor Holdings IV, Ltd., a Bermuda exempted limited liability company (“Bermuda IV”), Freescale Semiconductor Holdings V, Inc., a Delaware corporation (together with its successors and permitted assigns, “U.S. Holdco”), Freescale Semiconductor, Inc., a Delaware corporation (“Freescale”), the Principal Investors, the Other Investors, the Managers, the Interest Holders and the Stockholders were party to that Investors Agreement, dated December 1, 2006 (the “Prior Agreement”);

WHEREAS, Holdings is conducting its Initial Public Offering of Shares of Common Stock;

WHEREAS, in connection with the Initial Public Offering, Holdings, the Partnership and certain Investors are entering into the Holdings Shareholders’ Agreement; and

WHEREAS, in connection with the Initial Public Offering and pursuant to Section 9.2 of the Prior Agreement, the Partnership and Holdings desire to amend and restate the Prior Agreement on the terms set forth herein.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

1.	DEFINITIONS.

1.1	Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 8 hereof.

2.	TRANSFER RESTRICTIONS.

2.1	Transfers Allowed. Until the expiration of the provisions of this Section 2 and subject to Section 2.7, no holder of Securities shall Transfer any of such holder’s Securities, as applicable, to any other Person except as follows:

2.1.1	Permitted Transferees. Without regard to any other restrictions on transfer contained elsewhere in this Agreement, any holder of Securities may Transfer any or all of such Securities to such holder’s Permitted Transferees, so long as such Permitted Transferees agree to be bound by the terms of this Agreement in accordance with Section 2.2 (if not already bound hereby).

2.1.2	Public Transfers.

(a)	Any Investor may Transfer any or all of such Investor’s Securities: (i) in a Public Offering or (ii) pursuant to Rule 144 or a block sale to a financial institution in the ordinary course of its trading business, in each case without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Section 4, if applicable), and in compliance with the transfer and coordination provisions included in the Registration Rights Agreement. Securities Transferred pursuant to this Section 2.1.2(a) shall conclusively be deemed thereafter not to be Securities under this Agreement. Notwithstanding anything to the contrary herein, Principal Investors may only Transfer Interests with the consent of the General Partner.

(b)	Any holder of Management Securities may Transfer any or all of such Management Securities that are Tag Eligible Securities in any Public Offering (but only to the extent that Holdings so determines, provided that Holdings shall grant or withhold such consent on an equitable basis with respect to all holders of Securities who wish to Transfer Securities in a particular Public Offering), in each case in compliance with the provisions of Section 4, if applicable and in each case in compliance with the provisions of the Registration Rights Agreement. Management Securities Transferred pursuant to this Section 2.1.2(b) shall conclusively be deemed thereafter not to be Securities under this Agreement.

2.1.3	Tag Along Transfers.

(a)	Each Manager may exchange or convert any or all of such Manager’s Vested Interests that are Class B Interests pursuant to Section 3.3, without regard to any other restrictions on Transfer contained elsewhere in this Agreement. Equity interests received upon exchange or conversion shall conclusively be deemed thereafter to be Shares under this Agreement.

(b)	A Participating Seller may Transfer Securities pursuant to and in accordance with the provisions of Section 3.1 and a Management Tag Seller may Transfer Shares pursuant to and in accordance with the provisions of Section 3.1.6, in each case without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Section 4, if applicable) so long as each transferee agrees to be bound by the terms of this Agreement in accordance with Section 2.2 (if not already bound hereby).

2.1.4	Other Private Transfers. In addition to any Transfers made in accordance with Sections 2.1.1, 2.1.2(a), or 2.1.3, any holder of Investor Interests may Transfer any or all of such Investor Interests, subject to compliance with all of the following conditions in respect of each Transfer:

(a)	if such Transfer is by any Person other than a Principal Investor and prior to the Lapse Date, then with the consent of the General Partner;

(b)	if such Transfer is by a Principal Investor, then with the consent of the General Partner; and

(c)	if applicable, in compliance with Section 4.

Any Interests so Transferred to a Person other than an Interest Holder or a Permitted Transferee shall conclusively be deemed thereafter not to be Interests under this Agreement.

2.2	Certain Transferees to Become Parties. Any transferee receiving Interests or Shares in a Transfer pursuant to Sections 2.1.1, 2.1.3(a) or (b) shall become an Interest Holder or Stockholder, as applicable, party to this Agreement and be subject to the terms and conditions of, and be entitled to enforce, this Agreement to the same extent, and in the same capacity, as the Interest Holder or Stockholder that Transfers such Interests or Shares to such transferee; provided, that only a Permitted Transferee of a Principal Investor will be deemed to be a “Principal Investor” for purposes of this Agreement, and only a Permitted Transferee of an Other Investor will be deemed to be an “Other Investor” for purposes of this Agreement. Prior to the initial Transfer of any Interests or Shares to any transferee pursuant to Sections 2.1.1, 2.1.3(a) or (b), and as a condition thereto, each holder of Interests or Shares effecting such Transfer (or in the case of a Transfer being effectuated pursuant to Section 3.1, the Prospective Selling Security Holder) shall (a) cause such transferee to deliver to the Partnership and each of the Principal Investor Groups (other than the Principal Investor Group of which the transferor is a member, if applicable) its written agreement, in form and substance reasonably satisfactory to the Partnership, to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence (and any Other Investor may receive from the Partnership, upon request, any such agreements previously delivered) and (b) if such Transfer is to a Permitted Transferee, remain directly liable for the performance by such Permitted Transferee of all obligations of such transferee under this Agreement.

2.3	Impermissible Transfer. Any attempted Transfer of Securities not permitted under the terms of this Section 2 shall be null and void, and the Partnership and Holdings, as applicable, shall not in any way give effect to any such impermissible Transfer.

2.4	Notice of Transfer. To the extent any Interest Holder, Stockholder or Permitted Transferee shall Transfer any Securities pursuant to Sections 2.1.1 or 2.1.4, such Interest Holder, Stockholder or Permitted Transferee shall, within five business days following consummation of such Transfer, deliver notice thereof to the General Partner.

2.5	Other Restrictions on Transfer. The restrictions on Transfer contained in this Agreement are in addition to any other restrictions on Transfer to which an Interest Holder or Stockholder may be subject, including, without limitation, any restrictions on transfer contained in a Management Equity Award Agreement or other agreement to which such Interest Holder or Stockholder is a party or by which it is bound.

2.6	Restrictions on Transfers of Management Securities. Except as set forth in Sections 2.1.1, 2.1.2(b) and 2.1.3, no holder of Management Securities shall be permitted to Transfer or otherwise distribute any Management Securities until the earliest of (i) the second anniversary of the closing of the Initial Public Offering, (ii) the closing of a Change of Control and (iii) the Lapse Date.

2.7	Period. Each of the foregoing provisions of this Section 2 shall expire upon the earlier of (i) a Change of Control, and (ii) with respect to the Management Securities and Transfers pursuant to Section 2.14(a), the Lapse Date.

3.	“TAG ALONG” RIGHTS; EXCHANGE OF VESTED INTERESTS.

3.1	Tag Along. If any Prospective Selling Security Holder proposes to Sell any Interests (other than Management Securities) to any Prospective Buyer(s) in a Transfer that is subject to Section 2.1.2(a)(ii) or Section 2.1.4:

3.1.1	Notice. The Prospective Selling Security Holder shall, prior to any such proposed Transfer, furnish a written notice (the “Tag Along Notice”) to Holdings, which shall promptly furnish the Tag Along Notice to each Manager who holds Tag Eligible Securities (each, a “Tag Along Holder”). The Tag Along Notice shall include:

(a)	the principal terms and conditions of the proposed Sale, including (i) the number and type of Securities to be purchased from the Prospective Selling Security Holder, (ii) the Tag Along Sale Percentage, (iii) the Per Security Percentage Interest applicable to each type of Security (it being understood that the Partnership shall reasonably cooperate with the Prospective Selling Security Holder in respect of the determination of (A) the applicable Tag Along Sale Percentage and (B) the applicable Per Security Percentage Interests), (iv) the per Security purchase price or the formula by which such price is to be determined and the payment terms, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (v) the name and address of each Prospective Buyer and (vi) if known, the proposed Transfer date; provided, that if the proposed Sale involves the purchase of more than one type of Security, the per Security purchase prices must be in accordance with the Per Security Percentage Interests applicable to each type of Security; and

(b)	an invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the applicable Prospective Buyer(s) Tag Eligible Securities (not in any event to exceed the Tag Along Sale Percentage of the total number of Tag Eligible Securities held by such Tag Along Holder), on the same terms and conditions (subject to adjustment of the purchase price to reflect the Per Security Percentage Interest of each Security proposed to be Sold and subject to Section 3.2.4 in the case of Options and subject to Section 3.2.1 under all circumstances), with respect to each Security Sold, as the Prospective Selling Security Holder shall Sell each of its Securities.

3.1.2

Exercise. Within ten business days (within one business day if the proposed Transfer is to be made pursuant to Section 2.1.2(a)(ii)) after the date of delivery of the Tag Along Notice by Holdings to each applicable Manager, each Tag Along Holder desiring to make an offer to include Tag Eligible Securities in the proposed Sale (each a “Participating Seller” and, together with the Prospective Selling Security Holder, collectively, the “Tag Along Sellers”) shall furnish a written notice (the “Tag Along Offer”) to the Prospective Selling Security Holder indicating the number of Tag Eligible Securities which such Participating Seller desires to have included in the proposed Sale (not in any event to exceed the Tag Along Sale Percentage of the total number of Tag Eligible Securities held by such Tag Along Holder). Each Tag Along Holder who does not make a Tag Along Offer in compliance with the above requirements, including the time period, shall have waived and be deemed to have waived all of such holder’s rights with respect to such Sale, and the Tag Along Sellers shall thereafter be free to Sell to the Prospective Buyer, at a per Security price no greater than the per Security price set forth in the Tag Along Notice and on other principal terms and conditions which are not materially more favorable than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder pursuant to this Section 3.1.

3.1.3	Irrevocable Offer. The offer of each Participating Seller contained in such holder’s Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Security Sold (subject to adjustment of the purchase price to reflect the Per Security Percentage Interest of each Security proposed to be Sold and subject to Section 3.2.4 in the case of Options) as the Prospective Selling Security Holder, up to such number of Tag Eligible Securities as such Participating Seller shall have specified in such holder’s Tag Along Offer; provided, however, if, prior to consummation, the terms of such proposed Sale shall change with the result that the per Security price shall be less than the per Security price set forth in the Tag Along Notice or the other principal terms and conditions shall be materially less favorable than those set forth in the Tag Along Notice (including, for the avoidance of doubt, a material portion of the cash consideration being modified to non-cash consideration), the acceptance by each Participating Seller shall be deemed to be revoked, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 3.1 separately complied with, in order to consummate such Sale pursuant to this Section 3.1; provided, however, that in such case of a separate Tag Along Notice, the applicable period to which reference is made in Section 3.1.2 shall be two business days.

3.1.4	Reduction of Securities Sold. The Prospective Selling Security Holder shall attempt to obtain the inclusion in the proposed Sale of the entire number of Tag Eligible Securities which each of the Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Prospective Selling Security Holder by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller’s Tag Along Offer). In the event the Prospective Selling Security Holder shall be unable to obtain the inclusion of such entire number of Tag Eligible Securities in the proposed Sale, the number of Tag Eligible Securities to be sold in the proposed Sale shall be allocated among the Tag Along Sellers in proportion, as nearly as practicable, as follows:

(a)	there shall be first allocated to each Tag Along Seller a number of Tag Eligible Securities equal to the lesser of (i) the number of Tag Eligible Securities offered

(or proposed, in the case of the Prospective Selling Security Holder) to be included by such Tag Along Seller in the proposed Sale pursuant to this Section 3.1, and (ii) a number of Tag Eligible Securities equal to such Tag Along Seller’s Pro Rata Portion; and

(b)	the balance, if any, not allocated pursuant to clause (a) above shall be allocated to those Tag Along Sellers which offered to sell a number of Tag Eligible Securities in excess of such Person’s Pro Rata Portion pro rata to each such Tag Along Seller based upon the amount of such excess, or in such other manner as the Tag Along Sellers may otherwise agree.

In the event that the number of Securities, as applicable, that each Participating Seller will be permitted to sell in a particular Sale is reduced in accordance with clauses (a) and (b) above, the Prospective Selling Security Holder shall be responsible for determining the total number of Securities to be sold by each Participating Seller in the proposed Sale in accordance with this Section 3.1.4, and shall provide notice to each Participating Seller of the number of Securities that such Participating Seller will be selling in such Sale no later than three business days prior to the consummation of such Sale.

3.1.5

Additional Compliance. If prior to consummation, the terms of the proposed Sale shall change with the result that the per Security price to be paid in such proposed Sale shall be greater than the per Security price set forth in the Tag Along Notice or the other principal terms of such proposed Sale shall be materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 3.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 3.1; provided, however, that in the case of such a separate Tag Along Notice, the applicable period to which reference is made in Section 3.1.2 shall be two business days. In addition, if the Prospective Selling Security Holders have not completed the proposed Sale by the end of the 120th day after the date of delivery of the Tag Along Notice by Holdings, each Participating Seller shall be released from such holder’s obligations under such holder’s Tag Along Offer, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 3.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 3.1, unless the failure to complete such proposed Sale resulted directly from any failure by any Participating Seller to comply with the terms of this Section 3.

3.1.6	Tag Along Rights of Management in Respect of Sales of Shares by the Partnership.

(a)

In the event the Partnership proposes to Sell any Shares to any Prospective Buyer(s) following the expiration of the Transfer restrictions applicable pursuant to Section 2.6 in a transaction other than (i) a Public Offering, (ii) a Transfer to any wholly owned subsidiary of the Partnership, (iii) a Transfer pursuant to Section 3.3, (iv) a Transfer of Securities to the extent approved by the General Partner, (A) in any business combination or acquisition transaction involving the Partnership or any of its subsidiaries, excluding a Change of Control, (B) in connection with any joint venture or strategic partnership entered into primarily for purposes other than raising capital (as determined by the General Partner in its reasonable discretion) or (C) to financial institutions, commercial lenders, broker/finders or any similar party, or their respective designees, in connection with the incurrence or guarantee of indebtedness by the Partnership or any of its subsidiaries, (v) any Transfer of Shares pursuant to the net exercise provisions of the Warrant, or (vi) any Sale of Securities to the extent approved by the General Partner pursuant to an employment benefit plan or arrangement, to officers, employees, directors or consultants (other than an Investor or an Affiliate thereof) of the Partnership or its subsidiaries in connection with such Person’s employment or consulting arrangements with the Partnership or its subsidiaries, the Partnership will furnish a written notice to the Managers (a “Management Tag Notice”) setting forth the information referred to in Section 3.1.1(a) and shall invite each such Manager to make an offer to include in the proposed Sale to the applicable Prospective Buyer(s) a percentage of such Manager’s Shares that are Tag Eligible Securities equal to the percentage of the aggregate number of Shares owned by the Partnership and proposed to be Sold by the Partnership on the same terms and conditions (subject to Section 3.2.4 in the case of Options and subject to Section 3.2.1 in all circumstances) as the Partnership shall Sell its Shares.

(b)	Within seven business days after the date of delivery of the Management Tag Notice by the Partnership to each Manager, each Manager desiring to make an offer to include Tag Eligible Securities in the proposed Sale (each a “Participating Manager”) and, together with the Partnership, collectively, the “Management Tag Sellers”) shall furnish a written notice (the “Management Tag Offer”) to the Partnership indicating the number of Shares that are Tag Eligible Securities which such Manager desires to have included in the proposed Sale. Each Manager who does not make a Management Tag Offer in compliance with the above requirements, including the time period, shall have waived and be deemed to have waived all of such holder’s rights with respect to such Sale, and the Partnership shall thereafter be free to Sell to the Prospective Buyer, at a per Share price no greater than the per Share price set forth in the Management Tag Notice and on other principal terms and conditions which are not materially more favorable than those set forth in the Management Tag Notice, without any further obligation to such non-accepting Manager pursuant to this Section 3.1.6.

(c)

The offer of each Management Tag Seller contained in such holder’s Management Tag Offer shall be irrevocable, and, to the extent such offer is accepted, such Management Tag Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 3.2.4 in the case of Options), as the Partnership, up to such number of Tag Eligible Securities as such Management Tag Seller shall have specified in such holder’s Management Tag Offer; provided, however, if, prior to consummation, the terms of such proposed Sale shall change with the result that the per Share price, as applicable, shall be less than the per Share price set forth in the Management Tag Notice or the other principal terms and conditions shall be materially less favorable than those set forth in the Management Tag Notice

(including, for the avoidance of doubt, a material portion of the cash consideration being modified to non-cash consideration), the acceptance by each Management Tag Seller shall be deemed to be revoked, and it shall be necessary for a separate Management Tag Notice to be furnished, and the terms and provisions of this Section 3.1.6 separately complied with, in order to consummate such Sale pursuant to this Section 3.1.6; provided, however, that in such case of a separate Management Tag Notice, the applicable period to which reference is made in Section 3.1.6(b) shall be two business days.

(d)	The Partnership shall attempt to obtain the inclusion in the proposed Sale of the entire number of Shares that are Tag Eligible Securities which each of the Management Tag Sellers requested to have included in the Sale (as evidenced in the case of the Partnership by the Management Tag Notice and in the case of each Participating Manager by such Participating Manager’s Management Tag Offer). In the event the Partnership shall be unable to obtain the inclusion of such entire number of Tag Eligible Securities in the proposed Sale, the number of Shares that are Tag Eligible Securities to be sold in the proposed Sale shall be allocated among the Management Tag Sellers in proportion, as nearly as practicable, as follows:

(i)	there shall be first allocated to each Management Tag Seller a number of Shares that are Tag Eligible Securities equal to the lesser of (A) the number of Shares that are Tag Eligible Securities offered (or proposed, in the case of the Partnership) to be included by such Management Tag Seller in the proposed Sale pursuant to Section 3.1.6(b), and (B) a number of Tag Eligible Securities equal to such Management Tag Seller’s Pro Rata Portion; and

(ii)	the balance, if any, not allocated pursuant to clause (i) above shall be allocated to those Management Tag Sellers which offered to sell a number of Shares that are Tag Eligible Securities in excess of such Person’s Pro Rata Portion pro rata to each such Management Tag Seller based upon the amount of such excess, or in such other manner as the Management Tag Sellers may otherwise agree.

In the event that the number of Shares that each Participating Manager will be permitted to sell in a particular Sale is reduced in accordance with clauses (i) and (ii) above, the Partnership shall be responsible for determining the total number of Shares to be sold by each Participating Manager in the proposed Sale in accordance with this Section 3.1.6, and shall provide notice to each Participating Manager of the number of Shares, as applicable, that such Participating Manager will be selling in such Sale no later than three business days prior to the consummation of such Sale.

(e)

If prior to consummation, the terms of the proposed Sale shall change with the result that the per Share price to be paid in such proposed Sale shall be greater than the per Share price set forth in the Management Tag Notice or the other principal terms of such proposed Sale shall be materially more favorable to the Management Tag Sellers than those set forth in the Management Tag Notice, the Management Tag Notice shall be null and void, and it shall be necessary for a separate Management Tag Notice to be furnished, and the terms and provisions of this Section 3.1.6 separately complied with, in order to consummate such proposed Sale pursuant to this Section 3.1.6; provided, however, that in the case of such a separate Management Tag Notice, the applicable period to which reference is made in Section 3.1.6(b) shall be two business days. In addition, if the Partnership has not completed the proposed Sale by the end of the 120th day after the date of delivery of the Management Tag Notice by Holdings, each Participating Manager shall be released from such holder’s obligations under such holder’s Management Tag Offer, the Management Tag Notice shall be null and void, and it shall be necessary for a separate Management Tag Notice to be furnished, and the terms and provisions of this Section 3.1.6 separately complied with, in order to consummate such proposed Sale pursuant to this Section 3.1.6, unless the failure to complete such proposed Sale resulted directly from any failure by any Participating Manager to comply with the terms of this Section 3.1.6.

3.2	Miscellaneous Sale Provisions. The following provisions shall be applied to any proposed Sale to which Section 3.1 applies:

3.2.1	Certain Legal Requirements. In the event the consideration to be paid in exchange for Securities in a proposed Sale pursuant to Section 3.1 includes any securities, and the receipt thereof by a Participating Seller or Management Tag Seller would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Sale by the Prospective Selling Security Holder(s) or (b) the provision to any Tag Along Seller or Management Tag Seller of any specified information regarding the Partnership or any of its subsidiaries, such securities or the issuer thereof that is not otherwise required to be provided for the Sale by the Prospective Selling Security Holder(s), then such Participating Seller or Management Tag Seller shall not have the option to Sell Securities in such proposed Sale. In such event, the Prospective Selling Security Holder(s) shall in the case of a Sale pursuant to Section 3.1, have the right, but not the obligation, to cause to be paid to such Participating Seller or Management Tag Seller in lieu thereof, against surrender of the Securities (in accordance with Section 3.2.5 hereof) which would have otherwise been Sold by such Participating Seller or Management Tag Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the value of the consideration being paid for Securities of such type. The value of such consideration will be determined in the reasonable judgment of the General Partner.

3.2.2

Further Assurances. Each Participating Seller and Management Tag Seller shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order to consummate expeditiously each Sale pursuant to Section 3.1 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Security Holder(s) and the Prospective Buyer; provided, however, that (i) Participating Sellers and Management Tag Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence and (ii) the reasonable expenses incurred by any Participating Seller or Management Tag Seller that is a Manager shall be borne by the Prospective Selling Security Holder(s). Without limiting the generality of the foregoing, each Participating Seller and Management Tag Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Security Holder(s) to which such Prospective Selling Security Holder(s) will also be party, including agreements to (a)(i) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Securities and the power, authority and legal right to Transfer such Securities, and the absence of any Adverse Claim with respect to such Securities and (ii) be liable as to such representations, warranties, covenants and other agreements, in each case to the same extent as the Prospective Selling Security Holder(s) are liable for the comparable representations, warranties, covenants and agreements made by them or on their behalf (with any limit on liability applied based on the relative value of their respective Securities); provided, however that no Participating Seller or Management Tag Seller shall be obligated to be bound by any covenant not to compete without the written consent of such Participating Seller or Management Tag Seller, and (b) in the case of a Sale pursuant to Section 3.1, be liable (whether by purchase price adjustment, indemnity payments or otherwise but not, for the avoidance of doubt, by giving in its own name, warranties, indemnities, representations, covenants and agreements in respect of the Partnership or its Subsidiaries) in respect of representations, warranties, covenants and agreements in respect of the Partnership and its subsidiaries. Notwithstanding the foregoing, the aggregate amount of liability described in the preceding sentence in connection with any Sale of Securities shall not exceed the lesser of (x) such Participating Seller’s or Management Tag Seller’s pro rata portion of any such liability, to be determined in accordance with such Participating Seller’s or Management Tag Seller’s portion of the aggregate proceeds to all Participating Sellers, Management Tag Sellers and Prospective Selling Security Holder(s) in connection with such Sale or (y) the proceeds to such Participating Seller or Management Tag Seller in connection with such Sale. Each Participating Seller and Management Tag Seller hereby constitutes and appoints each of the Prospective Selling Security Holder(s), or any of them, with full power of substitution, as such Participating Seller’s and Management Tag Seller’s true and lawful representative and attorney-in-fact, in such Participating Seller’s and Management Tag Seller’s name, place and stead, to execute and deliver any and all agreements that are consistent with this Section 3.2.2 and such member of the Prospective Selling Security Holder(s) shall provide a copy of such agreements to such Participating Seller and Management Tag Seller within five business days of execution, provided, however, that failure to deliver such documents within such time period shall not impair or affect the validity of such agreements. The foregoing power of attorney is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent death, incapacity, bankruptcy or dissolution of any Participating Seller or Management Tag Seller.

3.2.3	Sale Process. The Prospective Selling Security Holder shall, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof. No holder of Securities nor any Affiliate of any such holder shall have any liability to any other holder of Securities or the Partnership arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale except to the extent such holder shall have failed to comply with the provisions of this Section 3.

3.2.4	Treatment of Options. If any Participating Seller or Management Tag Seller shall Sell vested Options in any Sale pursuant to Section 3, such Participating Seller or Management Tag Seller shall receive in exchange for vested Options consideration in the amount (if greater than zero) equal to the purchase price received by the Prospective Selling Security Holder(s) in such Sale for the number of Shares (or if Shares are not being sold by the Prospective Selling Security Holders, a number of Shares with an aggregate Per Security Percentage Interest equal to the aggregate Per Security Percentage Interests of the Securities being Sold) that would be issued upon exercise, conversion or exchange of such Options less the exercise price, if any, of such Options (to the extent exercisable, convertible or exchangeable at the time of such Sale), in each case, subject to reduction for any tax or other amounts required to be withheld under applicable law.

3.2.5	Closing. The closing of a Sale to which Section 3.1 applies shall take place (a) on the proposed Transfer date, if any, specified in the Tag Along Notice or Management Tag Notice, as applicable (provided that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions), (b) if no proposed Transfer date was required to be specified in the applicable notice, at such time as the Prospective Selling Security Holder(s) shall specify by notice to each Participating Seller or Management Tag Seller and (c) at such place as the Prospective Selling Security Holder(s) shall specify by notice to each Participating Seller or Management Tag Seller, as applicable. At the closing of such Sale, each Participating Seller or Management Tag Seller shall deliver the certificates evidencing the Securities to be Sold by such Participating Seller or Management Tag Seller, duly endorsed, or with equivalent powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any transfer tax stamps affixed, against delivery of the applicable consideration, and any comparable transfer materials for any Options to be Sold.

3.3	Exchange of Vested Interests.

3.3.1	Subject to the other provisions of this Section 3.3, each Manager shall have the option to request the exchange of any Vested Interests that are Class B Interests for an in-kind distribution of equal value (as determined in the manner set forth in Section 3.3.2) of common stock of Holdings (an “Exchange”). Such request shall be made by the Manager in writing to the General Partner (an “Exchange Request”), and shall state the number of Vested Interests requested to be Exchanged and the corresponding date of grant for each Vested Interest.

3.3.2	Upon receipt of an Exchange Request, the Manager shall receive a number of shares of common stock of Holdings equal in fair market value to the consideration that such Manager would have received in respect of such Manager’s Vested Interests surrendered in the Exchange in connection with a hypothetical dissolution and winding-up of the Partnership pursuant to Section 14.2(c) of the Partnership Agreement, all as determined by the General Partner in its reasonable discretion.

3.3.3	Subject to waiver by the General Partner in its reasonable discretion, the Partnership shall cause an Exchange to occur no more frequently than once per calendar quarter. Upon receipt by the General Partner of an Exchange Request, the General Partner, in its reasonable discretion, shall, within a reasonable period of time following such receipt, set the proposed date for such Exchange (the “Exchange Date”). In order to be eligible for Exchange on such Exchange Date, any other Exchange Requests must be received by the General Partner at least five (5) business days prior to such Exchange Date.

3.3.4	Upon completion of an Exchange, such Vested Interests that were Exchanged shall automatically terminate and shall cease to be outstanding.

3.3.5	Upon submission of an Exchange Request, such Manager shall execute and deliver to the General Partner such further documents, instruments and agreements and shall take such further actions as the General Partner reasonably requests to consummate or implement the Exchange and the transactions contemplated thereby.

4.	HOLDER LOCK-UP.

4.1

Lock-Up. In connection with each underwritten Public Offering, each Interest Holder and Stockholder hereby agrees, at the request of the General Partner, Holdings or the managing underwriters, to be bound by and/or to execute and deliver, a lock-up agreement with the underwriter(s) of such Public Offering restricting such Interest Holder’s or Stockholder’s right to (a) Transfer, directly or indirectly, any Securities or any securities convertible into or exercisable or exchangeable for such Securities or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Securities, in each case to the extent that such restrictions are agreed to by the General Partner or the board of directors of Holdings, as applicable, with the underwriter(s) of such Public Offering; provided, however, that no Interest Holder or Stockholder shall be required by this Section 4 to be bound by a lock-up agreement covering a period of greater than 90 days following the effectiveness of the related registration statement. Notwithstanding the foregoing, such lock-up agreement shall not apply to (a) transactions relating to Securities acquired in (i) open market transactions or block purchases or (ii) a Public Offering, (b) Transfers to Permitted Transferees of such Interest Holder or Stockholder permitted in accordance with the terms of this Agreement and (c) conversions of Interests into other classes of Interests or securities without change of holder. No Interest Holder or Stockholder will Transfer any equity securities of the Partnership or Holdings, or any of their respective subsidiaries, or any securities convertible into or exercisable or exchangeable for such equity securities pursuant to a waiver from a lock-up agreement unless the benefit of such waiver is extended in a pro rata manner to all Interest Holders and Stockholders.

5.	REMEDIES.

5.1	Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

5.2

Deposit. Without limiting the generality of Section 5.1, if any Interest Holder or Stockholder fails to (a) deliver to the purchaser thereof the certificate or certificates evidencing Securities to be Sold pursuant to Section 3 or (b) deliver to the Partnership or Holdings, as applicable, an affidavit of the registered owner of such Securities with respect to the ownership and the loss, theft, destruction or mutilation of the certificate evidencing such Securities accompanied by an indemnity reasonably satisfactory to the General Partner or Holdings, as applicable (it being understood that if the holder is a Qualified Institutional Investor, any other holder of Securities which is an entity regularly engaged in the business of investing in companies and meeting such requirements of creditworthiness as may reasonably be imposed by the General Partner or Holdings, as applicable, or an executive officer of the General Partner or Holdings, as applicable, such Person’s own agreement will be satisfactory) such that the Partnership or Holdings is willing to issue a new certificate to the purchaser evidencing the Securities being Sold (a “Affidavit and Indemnity”), then such purchaser may, provided it signs an agreement agreeing to be bound by the terms of this Section 5.2 if it is not otherwise already agreeing to be bound by the terms of this Agreement generally, at its option and in addition to all other remedies it may have, deposit the purchase price for such Securities with any national bank or trust company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the “Escrow Agent”) and the Partnership or Holdings, as applicable, shall cancel on its books the certificate or certificates representing such Securities and thereupon all of such holder’s rights in and to such Securities (other than the right to receive the applicable purchase price in accordance with the terms of this Section 5.2) shall terminate. Thereafter, upon delivery to such purchaser by such holder of the certificate or certificates evidencing such Securities (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any transfer tax stamps affixed) or upon delivery by such holder of an Affidavit and Indemnity to the Partnership or Holdings, as applicable, such purchaser shall instruct the Escrow Agent to deliver the purchase price for such Securities (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to such purchaser), less the reasonable fees and expenses of the Escrow Agent, to such holder. Each Interest Holder and Stockholder hereby constitutes and appoints each Principal Investor, or any of them, with full power of substitution, as such Interest Holder’s or Stockholder’s true and lawful representative and attorney-in-fact, in such Interest Holder’s or Stockholder’s name, place and stead, to execute and deliver any escrow agreement in customary form entered into with respect to such Interest Holder or Stockholder in accordance with this Section 5.2, and such Principal Investor shall provide a copy of such agreement to such Interest Holder or Stockholder within five business days of execution, provided, however, that failure to deliver such documents within such time period shall not impair or affect the validity of such agreements. The foregoing power of attorney is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent death, incapacity, bankruptcy or dissolution of any Interest Holder or Stockholder.

6.	LEGENDS.

6.1	Restrictive Legend. Each certificate representing Interests shall have the following legend endorsed conspicuously thereupon:

“THE VOTING OF THE INTERESTS REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE PROVISIONS OF AN INVESTORS AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS INTEREST HOLDERS ARE PARTY. SUCH AGREEMENT INCLUDES RESTRICTIONS AND LIMITATIONS ON THE TRANSFER OF THE INTERESTS REPRESENTED BY THIS CERTIFICATE. A COPY OF SUCH AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE UPON REQUEST.”

Any Person who acquires Interests which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Interests.

Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

“THE VOTING OF THE SHARES REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE PROVISIONS OF AN INVESTORS AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY. SUCH AGREEMENT INCLUDES RESTRICTIONS AND LIMITATIONS ON THE TRANSFER OF THE INTERESTS REPRESENTED BY THIS CERTIFICATE. A COPY OF SUCH AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE UPON REQUEST.”

Any Person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

6.2	1933 Act Legends. Each certificate representing Securities shall have the following legend endorsed conspicuously thereupon:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED (A) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE ACT, PROVIDED THAT THE ISSUER MAY REQUIRE THE TRANSFEROR TO DELIVER AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER REGARDING THE AVAILABILITY OF SUCH AN EXEMPTION.”

6.3	Stop Transfer Instruction. The General Partner and Holdings will instruct any transfer agent not to register the Transfer of any Securities until the conditions specified in the foregoing legends and this Agreement are satisfied.

6.4	Termination of 1933 Act Legend. The requirement imposed by Section 6.2 hereof shall cease and terminate as to any particular Securities (a) when, in the opinion of counsel reasonably acceptable to the General Partner or Holdings, as applicable, such legend is no longer required in order to assure compliance by the Partnership and Holdings with the Securities Act or (b) when such Securities have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Whenever (x) such requirement shall cease and terminate as to any Securities or (y) such Securities shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Partnership or Holdings, as applicable, without expense, new certificates not bearing the legend set forth in Section 6.2 hereof.

7.	AMENDMENT, TERMINATION, ETC.

7.1	Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

7.2	Written Modifications. Subject to clauses (a) and (b), this Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived (an “Amendment”), by an agreement in writing signed by the General Partner and Holdings.

(a)

The consent of the Management Representative shall be required for (i) any Amendment (other than a Specified Amendment) that, in any material respect, discriminates against or could reasonably be expected to have a material adverse effect or a disproportionate adverse effect on the rights or obligations of holders of Management Securities under this Agreement or (ii) any Amendment to this sentence. By signing this Agreement, each Manager irrevocably authorizes and appoints the Management Representative as his or her sole and exclusive agent, attorney-in-fact and representative for the approval of Amendments described in the first sentence of this Section 7.2(a). The consent of a Majority in Interest of the Management Securities held by Managers shall be required for any Specified Amendment that, in any material respect, adversely affects the rights or materially increases the obligations of holders of any type or class of Management Securities under this Agreement, provided that if such Specified Amendment is being adopted in contemplation of, or in connection with, the proposed sale of one of the Businesses, the consent of a Majority in Interest of the Management Securities held by Managers then employed by such Business also shall be required.

(b)	The consent of a Majority in Interest of the Other Investor Interests shall be required for any Amendment that, by its terms, materially and adversely discriminates against the rights or obligations of the holders of Other Investor Interests as such under this Agreement (provided, that it is understood and agreed that, for the purposes of interpreting and enforcing this amendment and waiver provision, Amendments that affect all Interest Holders will not be deemed to “materially and adversely discriminate against” the holders of Other Investor Interests as such simply because holders of Other Investor Interests (i) own or hold more or less Interests than any other Interest Holders, (ii) invested more or less money in the Partnership or its direct or indirect subsidiaries than any other Interest Holders or (iii) have greater or lesser voting rights or powers than any other Interest Holders); provided, however, that any such Amendment that would disproportionately and adversely affect the rights or increase the obligations of any Investor hereunder, in its capacity as an Investor without similarly affecting the rights or obligations hereunder of all Investors of the same class, in their capacities as Investors, as the case may be, shall not be effective as to such Investor without such Investor’s prior written consent.

A copy of each such Amendment shall be sent to each Interest Holder and Stockholder and shall be binding upon each party hereto and each holder of Securities subject hereto except to the extent otherwise required by law; provided that the failure to deliver a copy of such Amendment shall not impair or affect the validity of such Amendment. In addition, each party hereto and each holder of Securities subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant to this Section 7.2, any Amendment to the definitions used in such Section as applied to such Section shall also require the specified consent.

7.3

Withdrawal from Agreement. On and after the first date on which the Principal Investors own less than 50% of the outstanding Interests held by all Principal Investors immediately prior to the Initial Public Offering, any Investor that, together with its Applicable Affiliates, holds less than one percent (1%) of the then outstanding Interests (on behalf of itself and all of its Affiliates that hold Interests), may by written notice to the General Partner, Holdings and the Principal Investor Groups, (a) withdraw all Securities held by such holder and all of its Affiliates from this Agreement and the Registration Rights Agreement (Securities withdrawn pursuant to this clause (a), the “Withdrawn Securities”) and (b) terminate this Agreement with respect to such holder and its Affiliates (holders and Affiliates withdrawing pursuant to this clause (b), the “Withdrawing Holders”). From the date of delivery of such withdrawal notice, the Withdrawn Securities shall cease to be Securities subject to this Agreement and the Registration Rights Agreement and, if applicable, the Withdrawing Holders shall cease to be parties to this Agreement and the Registration Rights Agreement and shall no longer be subject to the obligations of this Agreement or the Registration Rights Agreement or have rights under this Agreement or the Registration Rights Agreement; provided, however, that such Withdrawing Holders, if they are members of a Principal Investor Group, shall comply with, and cause the other members of such Principal Investor Group to comply with, such Principal Investor Group’s obligations under Section 7 of the GP Shareholders’ Agreement to cause the removal or resignation of any managers designated by such Principal Investor Group; provided, further, that the Withdrawing Holders shall nonetheless be obligated under Section 4 with respect to any Pending Underwritten Offering to the same extent that they would have been obligated if they had not withdrawn. If, at any time all Principal Investors have become Withdrawing Holders, then any Manager may by written notice to Holdings (a) withdraw all Securities held by such Manager from this Agreement and the Registration Rights Agreement and such Manager shall cease to be a party to this Agreement and the Registration Rights Agreement and shall no longer be subject to the obligations of this Agreement or the Registration Rights Agreement or have rights under this Agreement or the Registration Rights Agreement; provided, however, that such Manager shall nonetheless be obligated under Section 4 with respect to any Pending Underwritten Offering to the same extent that such Manager would have been obligated if such Manager had not withdrawn.

7.4	Effect of Termination. No termination under this Agreement (including pursuant to Section 7.3) shall relieve any Person of liability for breach prior to termination.

8.	DEFINITIONS. For purposes of this Agreement:

8.1	Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 8:

(a)	The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b)	The word “including” shall mean including, without limitation;

(c)	Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(d)	The masculine, feminine and neuter genders shall each include the other.

8.2	Definitions. The following terms shall have the following meanings:

“Adverse Claim” shall have the meaning set forth in Section 8-102 of the applicable Uniform Commercial Code.

“Affidavit and Indemnity” shall have the meaning set forth in Section 5.2.

“Affiliate” shall mean, (a) with respect to any Investor, any other Person Controlled directly or indirectly by such Investor, Controlling directly or indirectly such Investor or directly or indirectly under the same Control as such Investor, or, in each case, a successor entity to such Investor; provided, however, that Affiliate shall not include the Partnership or any of its direct and indirect subsidiaries or any other portfolio companies of the relevant Investor or its Affiliates; and provided further, for the avoidance of doubt, that all of the funds included in the definition of any Investor shall in any event be considered Affiliates of each other fund of such Investor; and (b) with respect to any Person who is not an Investor, another Person Controlled directly or indirectly by such first Person, Controlling directly or indirectly such first Person or directly or indirectly under the same Control as such first person (for the purposes of this definition, “Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and “under common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

“Agreement” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning set forth in Section 7.2.

“Applicable Affiliates” shall mean, with respect to a holder of Interests, all Affiliates of such holder who hold Interests other than those Affiliates who (a) are not “Controlled by” (as defined in the definition of “Affiliate”) such holder, (b) make independent investment decisions from such holder, and (c) hold Interests only in the ordinary course of business as passive investments.

“Bermuda II” shall have the meaning set forth in the Preamble.

“Bermuda III” shall have the meaning set forth in the Preamble.

“Bermuda IV” shall have the meaning set forth in the Preamble.

“Blackstone Investors” shall mean, as of any date, Blackstone Capital Partners (Cayman) V L.P., Blackstone Capital Partners (Cayman) V-A L.P., BCP (Cayman) V-S L.P., Blackstone Family Investment Partnership (Cayman) V L.P., Blackstone Family Investment Partnership (Cayman) V-A L.P., Blackstone Participation Partnership (Cayman) V L.P., BCP V Co-Investors (Cayman) L.P., Blackstone Firestone Transaction Participation Partners (Cayman) L.P., and Blackstone Firestone Principal Transaction Partners (Cayman) L.P., and their respective Permitted Transferees, in each case only if such Person then owns any Interests or owns, directly or through such Person’s pro rata share of the Partnership’s ownership in the Holdings, Shares.

“Board” shall mean the board of directors of the General Partner, or any duly authorized committee thereof.

“Business” means Freescale’s businesses after the Closing Date, which consist of three separate businesses: (a) transportation and standard products group, (b) networking and computing systems group, and (c) wireless and mobile solutions group.

“business day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Carlyle Investors” shall mean, as of any date, Carlyle Partners IV Cayman, LP, CPIV Coinvestment Cayman, LP, Carlyle Asia Partners II, LP, CAP II Co-Investment, LP, CEP II Participations, S.a r.l. SICAR, Carlyle Japan Partners, L.P., and CJP Co-Investment, L.P., and their respective Permitted Transferees, in each case only if such Person then owns any Interests or owns, directly or through such Person’s pro rata share of the Partnership’s ownership in the Holdings, Shares.

“Change of Control” shall mean any transaction or series of related transactions (whether by merger, consolidation or sale or transfer of Interests of the Partnership or assets (including stock of its subsidiaries), or otherwise) as a result of which a Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) that is not one of the Investors (or any Affiliate of such Investor, or any officer, director, or employee of such Investor or its Affiliates) obtains beneficial ownership, directly or indirectly, (i) of Interests which represent more then 50% of the total voting power in the Partnership or (ii) by lease, license, sale or otherwise, of all or substantially all of the assets of the Partnership and its subsidiaries on a consolidated basis.

“Class A Interests” shall mean Interests in the Partnership which are designated “Class A”.

“Class B Interests” shall mean Interests in the Partnership, of any series, which are designated “Class B”.

“Closing Date” shall mean December 1, 2006.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common shares, par value $0.01 per share, of Holdings.

“Effective Time” shall mean the closing of the Initial Public Offering.

“Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Common Stock, such number of shares of Common Stock, and (b) as to any outstanding Options, the maximum number of shares of Common Stock for which or into which such Options may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“Escrow Agent” shall have the meaning set forth in Section 5.2.

“Exchange” shall have the meaning set forth in Section 3.3.1.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

“Exchange Date” shall have the meaning set forth in Section 3.3.3.

“Exchange Request” shall have the meaning set forth in Section 3.3.1.

“Family Member” shall mean, with respect to any natural Person, (a) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (b) any spouse or former spouse of any of the foregoing, (c) any step-children of any of the foregoing in (a) or (b), (d) any legal representative or estate of any of the foregoing, or the ultimate beneficiaries of the estate of any of the foregoing, if deceased, (e) any not-for-profit corporation or private charitable foundation and (f) any trust or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing Persons described in clauses (a) through (e) above.

“Freescale” shall have the meaning set forth in the Recitals.

“General Partner” shall mean Freescale Holdings GP, Ltd. and its successors and assigns.

“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“GP Shareholders’ Agreement” shall mean the Amended and Restated Shareholders’ Agreement of even date herewith among the General Partner and the shareholders of the General Partner listed therein.

“Holdings” shall have the meaning set forth in the Preamble.

“Holdings Shareholders’ Agreement” shall mean the Shareholders’ Agreement of even date herewith among Holdings, the Partnership and the other parties thereto.

“Information” shall mean the books and records of Holdings or any of its direct or indirect subsidiaries and information relating to their respective properties, operations, financial condition and affairs.

“Initial Public Offering” shall mean the underwritten Public Offering of Holdings registered on Form S-1 (or any successor form under the Securities Act and the rules promulgated thereunder, as amended from time to time).

“Interests” shall mean all interests of the Partnership held by an Interest Holder, whenever issued, including all Profits Interests and Management Interests.

“Interest Holder” shall mean, collectively together with the Investors and the Managers, such other Persons, if any, that from time to time become party hereto as transferees of Interests pursuant to Section 2.2 in accordance with the terms hereof.

“Investors” shall mean, collectively, the Principal Investors and the Other Investors.

“Investor Interests” shall mean any Interests held by an Investor or their Permitted Transferees.

“Lapse Date” shall mean the fifth anniversary of the Closing Date.

“Law” means any applicable constitutional provision, statute, act, code (including the United States Internal Revenue Code of 1986, as amended from time to time), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority and shall include, for the avoidance of any doubt, the Companies Law (2004 Revision) of the Cayman Islands and the Bermuda Companies Act 1981, and any successor statute of either of the foregoing, as each is amended from time to time.

“Limited Partners” shall mean the Persons that are party to the Partnership Agreement that own Class A Interests and/or Class B Interests.

“Majority Blackstone Investors” shall mean, as of any date, the holders of a Majority in Interest of the Interests held by the Blackstone Investors.

“Majority Carlyle Investors” shall mean, as of any date, the holders of a Majority in Interest of the Interests held by the Carlyle Investors.

“Majority in Interest” shall mean with respect to a group of Securities of a specific type, a majority in number of such Securities.

“Majority Permira Investors” shall mean, as of any date, the holders of a Majority in Interest of the Interests held by the Permira Investors.

“Majority TPG Investors” shall mean, as of any date, the holders of a Majority in Interest of the Interests held by the TPG Investors.

“Management Equity Award Agreement” shall have the meaning set forth in the Partnership Agreement.

“Management Interests” shall mean all (i) Class A Interests held by Managers and (ii) Class B Interests.

“Management Representative” shall mean (a) Richard Beyer until such time as he is no longer the Chief Executive Officer of Holdings, (b) such successor person who is approved from time to time as the Management Representative in accordance with this Agreement, or (c) at any time when there is no Management Representative identified in accordance with the foregoing provisions, the Chief Executive Officer of Holdings.

Successor Management Representatives may be approved in writing by a Majority in Interest of the Management Interests then held by Managers, excluding, for the purposes of such calculation, the existing Management Representative, provided that such approval must occur no earlier than ten (10) business days after notice proposing a successor Management Representative is given to all such Managers, which notice may be sent only at the direction of (x) the current Management Representative, (y) the holders of at least 15% in interest of the Management Interests held by Managers or (z) the board of directors of Holdings.

“Management Securities” shall mean all Management Interests and Shares held by a Manager. Any Management Securities that are Transferred by the holder thereof to such holder’s Permitted Transferees shall remain Management Securities in the hands of such Permitted Transferee.

“Managers” shall mean, collectively, each Person listed as a Manager on Schedule I hereto and such other Persons, if any, that from time to time become party hereto as a Manager.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Common Stock of Holdings, other than any such option held by the Partnership, Holdings or any direct or indirect subsidiary thereof, or any right to purchase Common Stock pursuant to this Agreement.

“Other Investors” shall mean each Person that is not a Principal Investor or a Manager, collectively with their Permitted Transferees.

“Participating Seller” shall have the meaning set forth in Sections 3.1.2.

“Partner” shall mean the General Partner or any of the Limited Partners and “Partners” means the General Partner and all of the Limited Partners.

“Partnership” shall have the meaning set forth in the Preamble.

“Partnership Agreement” shall mean the Amended and Restated Agreement of Exempted Limited Partnership of the Partnership, among the General Partner and the Limited Partners listed therein, as amended from time to time.

“Pending Underwritten Offering” means, with respect to any Withdrawing Holder or Manager withdrawing from this Agreement pursuant to Section 7.3, any underwritten Public Offering for which a registration statement relating thereto is or has been filed with the Commission either prior to, or not later than the sixtieth day after, the effectiveness of such Withdrawing Holder’s withdrawal from this Agreement.

“Permira Investors” shall mean, as of any date, Permira IV L.P.2, Permira Investments Limited, P4 Co-Investment L.P. and P4 Sub L.P.1, Uberior Co-Investments Limited, European Strategic Partners, European Strategic Partners Scottish B, European Strategic Partners Scottish C, European Strategic Partners 1-LP, ESP Co-investment Limited Partnership, ESP II Conduit LP, ESP 2004 Conduit LP, ESP 2006 Conduit LP, ESP Tidal

Reach LP, Edcastle Limited Partnership, North American Strategic Partners, L.P., Rose Nominees Limited a/c 21425, A.S.F. Co-Investment Partners III, L.P., Wilshire U.S. Private Markets Fund VII, L.P., Wilshire Private Markets Short Duration Fund I, L.P. and Partners Group Access III, L.P., Inc., and their respective Permitted Transferees, in each case only if such Person then owns any Interests or owns, directly or through such Person’s pro rata share of the Partnership’s ownership in the Holdings, Shares.

“Permitted Transferee” shall mean, in respect of (a) any Investor, (i) any Affiliate of such Investor or (ii) any successor entity or with respect to an Investor organized as a trust, any successor trustee or co-trustee of such trust, (b) any Manager, any Investors or their respective affiliates and any Family Member of such Manager and (c) any holder of Interests who is a natural person, (i) upon the death of such natural person, such person’s estate, executors, administrators, personal representatives, heirs, legatees or distributees in each case acquiring the Interests in question pursuant to the will or other instrument taking effect at death of such holder or by applicable laws of descent an distribution and (ii) any Person acquiring such Interests pursuant to a qualified domestic relations order, in each case described in clauses (a) through (c), only to the extent such transferee agrees to be bound by the terms of this Agreement in accordance with Section 2.2 (it being understood that any Transfer not meeting the foregoing conditions but purporting to rely on Section 2.1.1 shall be null and void). In addition, any Interest Holder shall be a Permitted Transferee of the Permitted Transferees of itself and any member of a Principal Investor Group shall be a Permitted Transferee of any other member of such Principal Investor Group.

“Per Security Percentage Interest” shall be the direct or indirect percentage equity ownership interest in Holdings represented by Class A Interests, Class B Interests, shares of Common Stock of Holdings and Options, calculated on a per Security basis. The calculation of the Per Security Percentage Interests will assume (i) the exercise of all vested Options, (ii) that all vested Class B Interests have a percentage ownership interest in Holdings that would result from a hypothetical dissolution and winding up of the Partnership pursuant to Section 14(c) of the Partnership Agreement and (iii) the exercise of the Warrant.

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Principal Investor” shall mean each of the Blackstone Investors, the Carlyle Investors, the Permira Investors and the TPG Investors, and collectively referred to as the “Principal Investors”.

“Principal Investor Group” shall mean any one of (a) the Blackstone Investors, collectively, (b) the Carlyle Investors, collectively, (c) the Permira Investors, collectively, and (d) the TPG Investors, collectively. Where this Agreement provides for the vote, consent or approval of any Principal Investor Group, such vote, consent or approval shall be determined by the Majority Blackstone Investors, the Majority Carlyle Investors, the Majority Permira Investors, or the Majority TPG Investors, as the case may be, except as otherwise specifically set forth herein.

“Prior Agreement” shall have the meaning set forth in the Preamble.

“Profits Interests” shall mean profits interests in the Partnership, including Class B Interests.

“Pro Rata Portion” shall mean:

(a)	for purposes of Section 3.1.4, with respect to each Tag Along Seller, a number of Securities with an aggregate Per Security Percentage Interest equal to the aggregate Per Security Percentage Interest of the Securities that the Prospective Buyer is willing to purchase in the proposed Sale, multiplied by a fraction, the numerator of which is the aggregate Per Security Percentage Interest of the aggregate number of Tag Eligible Securities held by such Tag Along Seller and the denominator of which is the aggregate Per Security Percentage Interest of the aggregate number of Tag Eligible Securities held by all Tag Along Sellers; and

(b)	for purposes of Section 3.1.6, with respect to each Management Tag Seller, a number of Shares equal to the aggregate number of Shares that the Prospective Buyer is willing to purchase in the proposed Sale, multiplied by a fraction, the numerator of which is the aggregate number of Shares that are Tag Eligible Securities held by such Management Tag Seller and the denominator of which is the aggregate number of Shares that are Tag Eligible Securities held by all Management Tag Sellers.

“Prospective Buyer” shall mean any Person, including the Partnership or any of its subsidiaries or any other Interest Holder, proposing to purchase or otherwise acquire Interests from a Prospective Selling Security Holder.

“Prospective Selling Security Holder” shall mean:

(c)	for purposes of Sections 3.1.1 through 3.1.5 inclusive, any Interest Holder that proposes to Transfer any Interests (other than Management Interests), to any Prospective Buyer; and

(d)	for purposes of Section 3.1.6, the Partnership.

“Public Offering” shall mean a public offering and sale of equity securities for cash pursuant to an effective registration statement under the Securities Act and the rules promulgated thereunder, as amended from time to time.

“Purchased Securities” shall mean (a) all Securities held by a Manager that were purchased (including all Securities acquired with property) by the original holder thereof (including those Shares purchased pursuant to the exercise of an Option) and (b) all Securities held by a Manager that are designated as Purchased Securities by the General Partner.

“Qualified Institutional Investors” shall mean (a) the Blackstone Investors; (b) the Carlyle Investors, (c) the Permira Investors; (d) the TPG Investors; and (e) the respective Affiliates of the foregoing Persons.

“Registration Rights Agreement” shall mean the Amended and Restated Registration Rights Agreement among the Partnership, Holdings and Freescale and certain holders of Securities of the Partnership, as amended from time to time.

“Representatives” shall mean such Person’s respective directors, managers, officers, partners, members, principals, employees, professional advisers and agents.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).

“Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.

“Securities” shall mean the Interests and the Shares.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

“Shares” shall mean (a) all shares of Common Stock held by a Stockholder, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, and (b) all Options held by a Stockholder (treating such Options as a number of Shares equal to the number of Equivalent Shares represented by such Options for all purposes of this Agreement except as otherwise specifically set forth herein).

“Specified Amendment” shall mean any Amendment affecting (a) the second or third sentence of Section 7.2(a), or (b) any defined term in this Agreement to the extent used in any of the foregoing provisions as such term applies to such provisions.

“Stockholders” shall mean, collectively, each Person that holds Shares (other than the Partnership), and such other Persons, if any, that from time to time become party hereto as transferees of Shares pursuant to Section 2.2 in accordance with the terms hereof.

“Tag Along Holder” shall have the meaning set forth in Section 3.1.1.

“Tag Along Notice” shall have the meaning set forth in Section 3.1.1.

“Tag Along Offer” shall have the meaning set forth in Section 3.1.2.

“Tag Along Sale Percentage” shall be the fraction expressed as a percentage determined by dividing (x) the aggregate Per Security Percentage Interests applicable to the type and number of the Securities proposed to be Sold by a Prospective Selling Security Holder pursuant to Section 3.1 by (y) the aggregate Per Security Percentage Interests applicable to the total number of Tag Eligible Securities held by the Prospective Selling Security Holder.

“Tag Along Sellers” shall have the meaning set forth in Section 3.1.2.

“Tag Eligible Securities” shall mean (a) Management Securities or (b) for purposes of Section 3.1.6, all Shares held by the Partnership. For clauses (a) and (b), only Management Securities that will be Vested Securities as of the proposed Transfer date specified in the Tag Along Notice, if so specified, and otherwise the anticipated Transfer date as reasonably determined in good faith by the Prospective Selling Security Holder, shall be considered “Tag Eligible Securities”; provided that if the actual Transfer date has not occurred as of the proposed or anticipated Transfer date, any Management Securities that have become Vested Securities in the period between such proposed or anticipated Transfer date and the actual Transfer date shall be considered “Tag Eligible Securities” and the Tag Along Sale Percentages shall be recomputed accordingly. For purposes of Section 2.1.2(b), only Management Securities that will be Vested Securities as of the initial filing of the registration statement relating to a particular Public Offering shall be considered “Tag Eligible Securities”.

“TPG Investors” shall mean, as of any date, TPG Partners IV — AIV, L.P., TPG Partners V — AIV, L.P., TPG FOF V-A, L.P. and TPG FOF V-B, L.P., and their respective Permitted Transferees, in each case only if such Person then owns any Interests or owns, directly or through such Person’s pro rata share of the Partnership’s ownership in the Holdings, Shares.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Securities to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. For the avoidance of doubt, it shall constitute a “Transfer” subject to the restrictions on Transfer contained or referenced in Section 2, (a) if a transferee is not an individual, a trust or an estate, and the transferor or an Affiliate thereof ceases to control such transferee (in which case, to the extent such transferee then holds assets in addition to Securities, the determination of the purchase price deemed to have been paid for the Securities held by such transferee in such deemed Transfer for purposes of the provisions of Sections 2 and 3 shall be made by Holdings in good faith) or (b) with respect to a holder of Securities which was formed for the purpose of holding Securities, there is a Transfer of the equity interests of such holder other than to a Permitted Transferee of such holder or of the party transferring the equity of such holder.

“U.S. Holdco” shall have the meaning set forth in the Preamble.

“Vested Interests” shall mean, with respect to a Manager at any time, the Interests, other than any Purchased Securities, held by such Manager which are not subject to vesting requirements at such time.

“Vested Securities” shall mean, with respect to a Manager at any time, the Management Securities, other than any Purchased Securities, held by such Manager which are not subject to vesting requirements at such time. For the avoidance of doubt, any Management Securities acquired upon the exercise, conversion or exchange of options for shares of common stock of Freescale for Interests or Shares shall constitute “Vested Securities”.

“Warrant” shall mean that warrant agreement between the Partnership and Holdings, dated as of December 1, 2006.

“Withdrawing Holders” shall have the meaning set forth in Section 7.3.

“Withdrawn Securities” shall have the meaning set forth in Section 7.3.

9.	CORPORATE OPPORTUNITIES.

9.1	Corporate Opportunities. Each Other Investor shall have the right to, and shall have no duty not to, engage in the same or similar business activities or lines of business as Freescale, including those deemed to be competing with Freescale. In the event that an Other Investor (or any of its Affiliates) acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Partnership, Freescale and such Other Investor (or any of its Affiliates), the Other Investor shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Partnership or Freescale and shall not be liable for breach of any duty (contractual or otherwise) by reason of the fact that the Other Investor (or any of its Affiliates) directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Partnership or Freescale. Notwithstanding the foregoing, to the extent that the Other Investor acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Partnership, Freescale and such Other Investor (or any of its affiliates), as a result of the Other Investor’s capacity as an equity holder of the Partnership or through the Other Investor’s non-voting observer to the Board or as an officer of Freescale, then the Other Investor will present such opportunity to Freescale and may not pursue such opportunity for itself, or direct such opportunity to another person, unless the Partnership and Freescale have first declined to pursue such opportunity.

10.	MISCELLANEOUS.

10.1	Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

10.2	Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile or e-mail (if provided and the recipient acknowledges receipt thereof by reply e-mail or otherwise), or (c) sent by overnight courier, in each case, addressed as follows:

If to the Partnership, Holdings, Bermuda II, Bermuda III, Bermuda IV, U.S. Holdco or Freescale, to it:

c/o Freescale Semiconductor, Inc.

6501 William Cannon Drive West

Austin, TX 78735

Facsimile:

Attention:

E-mail:

with copies to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Facsimile: (212) 735-2000

Attention:	Mark Smith
Allison Schneirov

E-mail: msmith@skadden.com

             aschneir@skadden.com

If to a Blackstone Investor or to the Blackstone Principal Investor Group, to it:

c/o Blackstone Management Associates (Cayman) V L.P.

345 Park Avenue, 31st Floor

New York, NY 10154

Facsimile: (212) 583-5722

Attention:

E-mail:

with copies to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Facsimile: (212) 735-2000

Attention:	Mark Smith
Allison Schneirov

E-mail: msmith@skadden.com

             aschneir@skadden.com

If to a Carlyle Investor or to the Carlyle Principal Investor Group, to it:

The Carlyle Group

101 South Tryon Street, 25th Floor

Charlotte, NC 28280

Facsimile: (704) 632-0299

Attention: Claudius E. Watts IV

E-mail: bud.watts@carlyle.com

with copies to:

Latham & Watkins LLP

555 Eleventh Street, N.W.

Tenth Floor

Washington, D.C. 20004

Facsimile: (202) 637-2201

Attention: Daniel T. Lennon

E-mail: Daniel.Lennon@lw.com

If to a Permira Investor or to the Permira Principal Investor Group, to it:

Trafalger Court

Les Banques

St. Peter Port

Guernsey

GY1 3OL

Channel Islands

Facsimile: +44 1481 745 078

Attention: Paul Guilbert

E-mail:

with copies to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Facsimile: (212) 859-4000

Attention:	Robert Schwenkel, Esq.
Christopher Ewan, Esq.

E-mail: robert.schwenkel@friedfrank.com

             christopher.ewan@friedfrank.com

If to a TPG Investor or to the TPG Principal Investor Group, to it:

Texas Pacific Group

301 Commerce Street

Suite 3300

Fort Worth, TX 76102

Facsimile:

Attention:

E-mail:

with copies to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Facsimile: (212) 225-3999

Attention: Paul Shim

E-mail: pshim@cgsh.com

If to any Manager, to it:

c/o Freescale Semiconductor, Inc.

6501 William Cannon Drive West

Austin, Texas 78735

Facsimile: (512) 895-3982

Attention: Chief Executive Officer

with copies to:

Morgan Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Facsimile: (215) 963-5001

Attention: Robert Lichtenstein

E-mail: rlichtenstein@morganlewis.com

If to any other Interest Holder or Stockholder, to it at the address set forth in the records of the Partnership or Holdings.

Notice to the holder of record of any Securities shall be deemed to be notice to the holder of such Securities for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (x) on the date received, if personally delivered, (y) on the date received if delivered by facsimile or e-mail (subject to the recipient confirming receipt thereof in the case of e-mail) on a business day, or if not delivered on a business day, on the first business day thereafter and (z) two business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

10.3	Binding Effect, Etc. Except for restrictions on the Transfer of Securities set forth in other written agreements, plans or documents, this Agreement, the Partnership Agreement, the GP Shareholders’ Agreement, the Holdings Shareholders’ Agreement and the Registration Rights Agreement constitute the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Interest Holder or Stockholder party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

10.4	Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

10.5	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

10.6	Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

10.7	No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the parties hereto may be corporations, partnerships, limited liability companies or trusts, each party to this

Agreement covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, member, manager or trustee of any Interest Holder, Stockholder or of any partner, member, manager, trustee, Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Interest Holder, Stockholder or any current or future member of any Interest Holder or Stockholder or any current or future director, officer, employee, partner, member, manager or trustee of any Interest Holder or Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Interest Holder or Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

10.8	Aggregation of Securities. All Securities held by an Interest Holder, Stockholder and their respective Affiliates shall be aggregated together for purposes of determining the availability of any rights under Section 3. Within any Principal Investor Group, the Principal Investors who are members of such Principal Investor Group may allocate the ability to exercise any rights under this Agreement in any manner that such Principal Investor Group (by a Majority in Interest of the Securities held by such Principal Investor Group) sees fit.

10.9	Confidentiality. Each Interest Holder and Stockholder agrees to hold in strict confidence all Information furnished to it (collectively, “Confidential Information”). Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by an Interest Holder or Stockholder, (ii) is or becomes available to an Interest Holder or Stockholder or any of their respective Representatives on a non-confidential basis from a third party source (other than any other Interest Holder or Stockholder or their respective Representatives), which source, to the best knowledge of such Interest Holder or Stockholder (after reasonable inquiry), is not bound by a duty of confidentiality to Holdings in respect of such Confidential Information or (iii) is independently developed by an Interest Holder or Stockholder. Subject to applicable Law, each Interest Holder and Stockholder may disclose any Confidential Information to its respective Representatives (a) to the extent necessary or appropriate in connection with its investment in Holdings or for evaluating and preparing disclosure pursuant to clause (b) below in the case of professional advisers and agents and to any Affiliate, partner or member of such Interest Holder or Stockholder in the ordinary course of business, provided that each of such Representatives shall be bound by the provisions of this Section 10.9 and shall, if requested by Holdings, sign an undertaking agreeing to be bound by this Section 10.9 prior to receiving any Confidential Information, (b) to the extent necessary for an Interest Holder or Stockholder to enforce its rights under this Agreement, the other agreements entered into in connection herewith or (c) as may otherwise be required by Law (including reporting under securities Laws and governmental filings); provided that such Interest Holder or Stockholder takes reasonable steps to minimize the extent of any such required disclosure, including using reasonable best efforts to obtain a protective order in any legal proceeding, and provide Holdings with notice describing the disclosure that was or is to be made. If an Interest Holder or Stockholder or any of their respective Representatives is required by Law or regulation or any legal or judicial process to disclose any Confidential Information, or disclosure of Confidential Information is requested by any (x) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (y) federal, state, local, municipal, foreign or other government; or (z) governmental or quasi Governmental Authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal) having authority over such Interest Holder or Stockholder, such Interest Holder or Stockholder shall promptly notify Holding of such requirement so that Holding may at its own expense oppose such requirement or seek a protective order and request confidential treatment thereof. If such Interest Holder or Stockholder or any of their respective Representatives is nonetheless required, or such a request nonetheless remains outstanding, to disclose any such Confidential Information, such Interest Holder or Stockholder or their respective Representative may disclose such portion of such Confidential Information without liability hereunder.

11.	GOVERNING LAW.

11.1	Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

11.2	Consent to Jurisdiction. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan in The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune of from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

11.3	WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS

AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 11.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

11.4	Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

FREESCALE HOLDINGS L.P.

By:	Freescale Holdings GP, Ltd., its general partner

By:	/s/ Richard Beyer
Name: Richard Beyer
Title: Chairman

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

By:	/s/ David Stasse
Name: David Stasse
Title: Treasurer

FREESCALE SEMICONDUCTOR HOLDINGS II, LTD.

By:	/s/ David Stasse
Name: David Stasse
Title: Treasurer

FREESCALE SEMICONDUCTOR HOLDINGS III, LTD.

By:	/s/ David Stasse
Name: David Stasse
Title: Treasurer

FREESCALE SEMICONDUCTOR HOLDINGS IV, LTD.

By:	/s/ David Stasse
Name: David Stasse
Title: Treasurer

FREESCALE SEMICONDUCTOR HOLDINGS V, LTD.

By:	/s/ David Stasse
Name: David Stasse
Title: Treasurer

FREESCALE SEMICONDUCTOR, INC.

By:	/s/ David Stasse
Name: David Stasse
Title: Vice President and Treasurer

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

BLACKSTONE CAPITAL PARTNERS (CAYMAN) V L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

BLACKSTONE CAPITAL PARTNERS (CAYMAN) V-A L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

BCP (CAYMAN) V-S L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (CAYMAN) V L.P.

By:	BCP V GP L.L.C., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Management Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (CAYMAN) V-SMD L.P.

By:	Blackstone Family GP L.L.C., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

BLACKSTONE PARTICIPATION PARTNERSHIP (CAYMAN) V L.P.

By:	BCP V GP L.L.C., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

BCP V CO-INVESTORS (CAYMAN) L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

BLACKSTONE FIRESTONE TRANSACTION PARTICIPATION PARTNERS (CAYMAN) L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

BLACKSTONE FIRESTONE PRINCIPAL TRANSACTION PARTNERS (CAYMAN) L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Chinh Chu
Name: Chinh Chu
Title: Senior Managing Director

CARLYLE PARTNERS IV CAYMAN, L.P.

By:	TC Group IV Cayman, L.P., its general partner

By:	CP IV GP, Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Director

CPIV COINVESTMENT CAYMAN, L.P.

By:	TC Group IV Cayman, L.P., its general partner

By:	CP IV GP, Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Director

CARLYLE ASIA PARTNERS II, L.P.

By:	CAP II General Partner, L.P., its general partner

By:	CAP II, Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Director

CAP II CO-INVESTMENT, L.P.

By:	CAP II General Partner, L.P., its general partner

By:	CAP II, Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Director

CEP II PARTICIPATIONS S.A.R.L SICAR

By:	/s/ David B. Pearson
Name: David B. Pearson
Title: Director

By:	/s/ Christopher Finn
Name: Christopher Finn
Title: Director

CARLYLE JAPAN PARTNERS, L.P.

By:	CJP General Partner, L.P., its general partner

By:	Carlyle Japan Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Director

CJP CO-INVESTMENT, L.P.

By:	CJP General Partner, L.P., its general partner

By:	Carlyle Japan Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Director

P4 SUB L.P.1

By:	Permira IV Managers L.P., its manager

By:	Permira IV Managers Limited, its general partner

By:	/s/ Kees Jager
Name: Kees Jager
Title: As Alternate Director to Vic Holmes

PERMIRA IV L.P.2

By:	Permira IV Managers L.P., its manager

By:	Permira IV Managers Limited, its general partner

By:	/s/ Kees Jager
Name: Kees Jager
Title: As Alternate Director to Vic Holmes

PERMIRA INVESTMENTS LIMITED

By:	Permira Nominees Limited, as nominee

By:	/s/ Kees Jager
Name: Kees Jager
Title: As Alternate Director to Vic Holmes

P4 CO-INVESTMENT L.P.

By:	Permira IV G.P. L.P., its manager

By:	Permira IV GP Limited, its general partner

By:	/s/ Kees Jager
Name: Kees Jager
Title: As Alternate Director to Vic Holmes

TPG PARTNERS IV — AIV, L.P.

By:	TPG GenPar IV-AIV, L.P., its general partner

By:	TPG GenPar IV-AIV Advisors, Inc., its general partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

TPG PARTNERS V — AIV, L.P.

By:	TPG GenPar V-AIV, L.P., its general partner

By:	TPG Advisors V-AIV, Inc., its general partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

TPG FOF V-A, L.P.

By:	TPG GenPar V, L.P., its general partner

By:	TPG GenPar V Advisors, LLC, its general partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

TPG FOF V-B, L.P.

By:	TPG GenPar V, L.P., its general partner

By:	TPG GenPar V Advisors, LLC, its general partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

THE OTHER INVESTORS:

WILSHIRE PRIVATE MARKETS SHORT DURATION FUND I L.P.

By:	Permira Advisers LLC, as Attorney-in-Fact

By:	/s/ Thomas Lister
Name: Thomas Lister
Title: Authorized Signatory

WILSHIRE US PRIVATE MARKETS FUND VII L.P.

By:	Permira Advisers LLC, as Attorney-in-Fact

By:	/s/ Thomas Lister
Name: Thomas Lister
Title: Authorized Signatory

UBERIOR CO-INVESTMENTS LIMITED

By:	Permira Advisers LLC, as Attorney-in-Fact

By:	/s/ Thomas Lister
Name: Thomas Lister
Title: Authorized Signatory

PARTNERS GROUP ACCESS III L.P.

By:	Permira Advisers LLC, as Attorney-in-Fact

By:	/s/ Thomas Lister
Name: Thomas Lister
Title: Authorized Signatory

ASF CO-INVESTMENT PARTNERS III L.P.

By:	Permira Advisers LLC, as Attorney-in-Fact

By:	/s/ Thomas Lister
Name: Thomas Lister
Title: Authorized Signatory

EUROPEAN STRATEGIC PARTNERS

By:	Permira Advisers LLC, as Attorney-in-Fact

By:	/s/ Thomas Lister
Name: Thomas Lister
Title: Authorized Signatory

EUROPEAN STRATEGIC PARTNERS SCOTTISH B

By:	Permira Advisers LLC, as Attorney-in-Fact

By:	/s/ Thomas Lister
Name: Thomas Lister
Title: Authorized Signatory

EUROPEAN STRATEGIC PARTNERS SCOTTISH C

By:	Permira Advisers LLC, as Attorney-in-Fact

By:	/s/ Thomas Lister
Name: Thomas Lister
Title: Authorized Signatory

EUROPEAN STRATEGIC PARTNERS 1-LP

By:	Permira Advisers LLC, as Attorney-in-Fact

By:	/s/ Thomas Lister
Name: Thomas Lister
Title: Authorized Signatory

ESP CO-INVESTMENT LIMITED PARTNERSHIP

By:	Permira Advisers LLC, as Attorney-in-Fact

By:	/s/ Thomas Lister
Name: Thomas Lister
Title: Authorized Signatory

ESP II CONDUIT LP

By:	Permira Advisers LLC, as Attorney-in-Fact

By:	/s/ Thomas Lister
Name: Thomas Lister
Title: Authorized Signatory

ESP 2004 CONDUIT LP

By:	Permira Advisers LLC, as Attorney-in-Fact

By:	/s/ Thomas Lister
Name: Thomas Lister
Title: Authorized Signatory

ESP 2006 CONDUIT LP

By:	Permira Advisers LLC, as Attorney-in-Fact

By:	/s/ Thomas Lister
Name: Thomas Lister
Title: Authorized Signatory

ESP TIDAL REACH LP

By:	Permira Advisers LLC, as Attorney-in-Fact

By:	/s/ Thomas Lister
Name: Thomas Lister
Title: Authorized Signatory

EDCASTLE LIMITED PARTNERSHIP

By:	Permira Advisers LLC, as Attorney-in-Fact

By:	/s/ Thomas Lister
Name: Thomas Lister
Title: Authorized Signatory

NORTH AMERICAN STRATEGIC PARTNERS LP

By:	Permira Advisers LLC, as Attorney-in-Fact

By:	/s/ Thomas Lister
Name: Thomas Lister
Title: Authorized Signatory

ROSE NOMINEES LIMITED

By:	Permira Advisers LLC, as Attorney-in-Fact

By:	/s/ Thomas Lister
Name: Thomas Lister
Title: Authorized Signatory

THE MANAGEMENT REPRESENTATIVE:

RICHARD BEYER

/s/ Richard Beyer

SCHEDULE I

	Number of Class A Interests	Number of Class B Interests	Shares Subject to Options	Date of Contribution / Grant
Blackstone Capital Partners (Cayman) V L.P.	424,088.17			December 1, 2006
Blackstone Capital Partners (Cayman) V-A L.P.	392,632.86			December 1, 2006
BCP (Cayman) V-S L.P.	336,297.30			December 1, 2006
Blackstone Family Investment Partnership (Cayman) V L.P.	40,061.25			December 1, 2006
Blackstone Family Investment Partnership (Cayman) V-A L.P.	4,110.38			December 1, 2006
Blackstone Participation Partnership (Cayman) V L.P.	2,809.04			December 1, 2006
BCP V Co-Investors (Cayman) L.P.	807,555.52			December 1, 2006
Blackstone Firestone Principal Transaction Partners (Cayman) L.P.	750,000.00			December 1, 2006
Blackstone Firestone Transaction Participation Partners (Cayman) L.P.	637,500.00			December 1, 2006
Carlyle Partners IV Cayman, LP	754,526.16			December 1, 2006
CPIV Coinvestment Cayman, LP	30,472.84			December 1, 2006
Carlyle Asia Partners II, LP	121,585.87			December 1, 2006
CAP II Co-Investment, LP	3,414.13			December 1, 2006
CEP II Participations, S.a r.l. SICAR	150,000.00			December 1, 2006
Carlyle Japan Partners, L.P.	61,494.00			December 1, 2006
CJP Co-Investment, LP	3,506.00			December 1, 2006
P4 Sub L.P.1	218,670.31			December 1, 2006
Permira IV L.P. 2	883,487.97			December 1, 2006
Permira Investments Limited	17,790.31			December 1, 2006
P4 Co-Investment L.P.	5,050.41			December 1, 2006
TPG Partners IV—AIV, L.P.	300,000.00			December 1, 2006
TPG Partners V—AIV, L.P.	696,706.00			December 1, 2006
TPG FOF V-A, L.P	1,823.00
TPG FOF V-B, L.P.	1,470.00

	Number of Class A Interests	Number of Class B Interests	Shares Subject to Options	Date of Contribution / Grant

Harbourvest Partners VIII-Buyout Fund, L.P.	10,000.00			December 1, 2006
Harbourvest Partners 2004 Direct Fund, L.P.	10,000.00			December 1, 2006
Hamilton Lane Co-Investment Fund L.P.	25,000.00			December 1, 2006
Performance Direct Investments II, L.P.	13,157.50			December 1, 2006
Wilshire Private Markets Short Duration Fund I, L.P.	4,500.00			December 1, 2006
Wilshire US Private Markets Fund VII, L.P.	4,500.00			December 1, 2006
Uberior Co-Investments Limited	75,000.00			December 1, 2006
Partners Group Access III, L.P.	50,000.00			December 1, 2006
A.S.F. Co-Investment Partners III, L.P.	15,000.00			December 1, 2006
European Strategic Partners	13,062.45			December 1, 2006
European Strategic Partners Scottish B	1,536.05			December 1, 2006
European Strategic Partners Scottish C	1,330.56			December 1, 2006
European Strategic Partners 1-LP	3,117.73			December 1, 2006
ESP Co-Investment Limited Partnership	53.21			December 1, 2006
ESP II Conduit LP	18,400.00			December 1, 2006
ESP 2004 Conduit LP	17,200.00			December 1, 2006
ESP 2006 Conduit LP	10,800.00			December 1, 2006
ESP Tidal Reach LP	5,100.00			December 1, 2006
Edcastle Limited Partnership	11,400.00			December 1, 2006
North American Strategic Partners, LP	6,250.00			December 1, 2006
Rose Nominees Limited a/c 21425	1,500.00			December 1, 2006
GGC Investments II BVI, LP	71,077.97			December 1, 2006
GGC Investments II-A Adjunct BVI, LP	19,441.80			December 1, 2006

	Number of Class A Interests	Number of Class B Interests	Shares Subject to Options	Date of Contribution / Grant
GGC Investment Fund II (AI), LP	1,772.53			December 1, 2006
GGC Investment Fund II-A (AI), LP	484.84			December 1, 2006
GGC Associates II-QP, LLC	2,101.10			December 1, 2006
GGC Associates II-AI, LLC	33.22			December 1, 2006
CCG AV, LLC-series C	3,388.54			December 1, 2006
CCG AV, LLC-series A	1,000.00			December 1, 2006
CCG AV, LLC-series I	700.00			December 1, 2006
Battery Ventures VII, L.P.	24,530.00			December 1, 2006
Battery Investment Partners VII, LLC	470.00			December 1, 2006

Freescale Holdings MLP, Ltd.	4.00			December 22, 2007

MANAGERS
William Bradford	164.08			December 1, 2006
Alan Campbell	741.68		550,234.28	December 1, 2006
Richard Chambers	22.72		62,336.00	December 1, 2006
Sandeep Chennakeshu	500.00	15,237.39		December 1, 2006
Sam Coursen	110.32		405,323.44	December 1, 2006
Paul Grimme		5,714.00	279,600.00	December 1, 2006
Gregory Heinlein	186.40		347,397.14	December 1, 2006
Denis Griot		4,571.22		December 1, 2006
Karl J Johnson	328.00		245,615.44	December 1, 2006
Michel Mayer		80,544.23		December 1, 2006
Jan Money		1,524.00	103,651.44	December 1, 2006
Jignasha Patel	50.76		62,336.00	December 1, 2006
Alex Pepe			180,605.72	December 1, 2006
David Perkins		6,178.45	552,925.70	December 1, 2006
Sumit Sadana		7,619.00	243,908.58	December 1, 2006
Saied Tehrani	160.00		185,957.42	December 1, 2006
Suresh Venkatesan	95.00		167,262.58	December 1, 2006

	Number of Class A Interests	Number of Class B Interests	Shares Subject to Options	Date of Contribution / Grant
Tsuneo Takahashi				December 1, 2006
John Torres		7,618.70	98,651.42	December 1, 2006
Kurt Twining		3,331.00	120,411.44	December 1, 2006
Joseph Tin Chong Yiu	200.00	2,459.00	40,674.28	December 1, 2006
Chekib Akrout			207,792.00	December 1, 2006
Berardino Baratta			57,142.00	December 1, 2006
Gregory E Bartlett			425,071.44	December 1, 2006
Babak Bastani			57,142.00	December 1, 2006
Jacqueline Bergen			117,476.28	December 1, 2006
Denis Blanc			33,246.00	December 1, 2006
Richard Bosshardt			51,948.00	December 1, 2006
Ronald Boyd			62,336.00	December 1, 2006
Klaus Buehring			259,740.00	December 1, 2006
Thierry Cammal			36,362.00	December 1, 2006
Jeffrey Capra			20,778.00	December 1, 2006
Raymond Cornyn			117,764.58	December 1, 2006
Sandra Cox			62,336.00	December 1, 2006
Daniel R Cronin			276,706.86	December 1, 2006
Samantha Crosby			62,336.00	December 1, 2006
Subramanyan Dakshinamoorthy			233,894.86	December 1, 2006
Thomas Deitrich			363,636.00	December 1, 2006
Dino DiBernardo			88,310.00	December 1, 2006
Ron Dickinson			61,135.14	December 1, 2006
John Diehl			31,168.00	December 1, 2006
Steven Erickson			41,558.00	December 1, 2006
Guruswamy Ganesh			118,181.72	December 1, 2006
William Gilmour			62,336.00	December 1, 2006
Frederick Glasgow			129,998.86	December 1, 2006
Paul Gray			62,336.00	December 1, 2006
Carlos M Gutierrez			151,957.72	December 1, 2006
Frederic Haine			46,752.00	December 1, 2006
Ishrat Hakim			102,459.14	December 1, 2006
Andrea Handy			41,558.00	December 1, 2006

	Number of Class A Interests	Number of Class B Interests	Shares Subject to Options	Date of Contribution / Grant
Kenneth Hansen			103,896.00	December 1, 2006
Karen Harrell			68,050.28	December 1, 2006
Mitchell Haws			51,948.00	December 1, 2006
Ross Hirschi			41,558.00	December 1, 2006
Tay Leung Ho			67,155.14	December 1, 2006
Yui Kaye Ho			36,362.57	December 1, 2006
John Holmes			148,100.58	December 1, 2006
Tsuneji Inami			75,758.86	December 1, 2006
Michael Jedrzejewski			57,142.00	December 1, 2006
Chris Kanning			31,168.00	December 1, 2006
Kaivan Karimi			83,116.00	December 1, 2006
Israel Kashat			77,922.00	December 1, 2006
Keivan Keshvari			62,336.00	December 1, 2006
Demetre Kondylis			77,922.00	December 1, 2006
Neil Krohn			51,948.00	December 1, 2006
Franck Lamy			62,336.00	December 1, 2006
William Ledbetter			31,168.00	December 1, 2006
Tony Lim			108,050.28	December 1, 2006
Thomas K Linton			220,778.28	December 1, 2006
Gary Lloyd			65,662.00	December 1, 2006
Scott Logeman			62,336.00	December 1, 2006
Louis Lutostanski			228,570.00	December 1, 2006
Christopher Magnella			62,336.00	December 1, 2006
Satoru Matsumoto			359,534.28	December 1, 2006
Kevin Mc Greevy			20,778.00	December 1, 2006
Michael McCourt			259,740.00	December 1, 2006
Samuel McCoy			36,362.00	December 1, 2006
Roy McFarland			62,336.00	December 1, 2006
James McHugh			36,362.00	December 1, 2006
Lynelle McKay			415,584.00	December 1, 2006
William McKean			155,844.00	December 1, 2006
Renee Mitchell			62,336.00	December 1, 2006
Gulzar Mohd Ali			249,350.00	December 1, 2006

	Number of Class A Interests	Number of Class B Interests	Shares Subject to Options	Date of Contribution / Grant
Andrew Morton			187,012.00	December 1, 2006
Mark Mouritsen			80,583.42	December 1, 2006
Arman Naghavi			259,740.00	December 1, 2006
Ranjit Nair			112,207.72	December 1, 2006
Changhae Park			128,998.84	December 1, 2006
Larry Parsons			131,301.72	December 1, 2006
John Pence			77,922.00	December 1, 2006
David Perkins				December 1, 2006
Dac Pham			88,310.00	December 1, 2006
Laurie Pulatie Hahn			51,948.00	December 1, 2006
Joseph Pumo			41,558.00	December 1, 2006
Anand Ramamoorthy			31,168.00	December 1, 2006
Karen Rapp			83,116.00	December 1, 2006
Paul Reidy			207,792.00	December 1, 2006
Brett Rodgers			62,336.00	December 1, 2006
Jane Roney			77,922.00	December 1, 2006
Karen Roscher			207,792.00	December 1, 2006
Danielle Royston			67,532.00	December 1, 2006
Clayton Salch			103,896.00	December 1, 2006
Connie Schroeder			67,532.00	December 1, 2006
Peter Schulmeyer			81,764.58	December 1, 2006
Ronen Shtayer			62,336.00	December 1, 2006
Alasdair Smith			46,752.00	December 1, 2006
Chong Beng Soon			41,558.00	December 1, 2006
Kevin Speirits			289,105.72	December 1, 2006
David Springer			83,116.00	December 1, 2006
Jill St John-Butler			51,948.00	December 1, 2006
David Stasse			41,558.00	December 1, 2006
Sandra Segaran Al T Doraisamy			93,944.30	December 1, 2006
Raja Tabet			153,083.14	December 1, 2006
Nelan Velaayidam			185,627.98	December 1, 2006
Steve Wainwright			259,740.00	December 1, 2006
Juergen Weyer			338,294.84	December 1, 2006

	Number of Class A Interests	Number of Class B Interests	Shares Subject to Options	Date of Contribution / Grant
Gavin Woods			155,844.00	December 1, 2006
Jennifer Wuamett			207,792.00	December 1, 2006
Keng Chong Yan			95,808.00	December 1, 2006
Dewayne Youngberg			62,336.00	December 1, 2006
Steve Kaufman	150.00